UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2011

JINMIMI NETWORK INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-156950	20-4281128
(Commission File Number)	(IRS Employer Identification No.)

10/F, Chinese Plaza of Tea
Jingtian Rd., Futian District,
Shenzhen, Guangdong, 518051, P.R. China
 (Address of Principal Executive Offices, Zip Code)

+ 86 755 8340-6503
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Officer; Appointment of Officer

On August 22, 2011, Jiangkun Shiresigned as CFO of the Company to pursue other interests and business opportunities.  On August 22, 2011, the Board of Directors of the Company (the “Board”) appointed its President, Deng Zhang, as CFO to replace Ms. Shi.

ITEM 8.01	OTHER EVENTS

On August 31, 2011, Lin Changze and Liu Xi, the owners of  9,980,000 and 10,020,000 shares of common stock of Jinmimi Network Inc.  (the “Company”), returned 15,700,000 common shares to the Company for cancellation.  Lin Changze and Liu Xi returned the shares for cancellation in order to reduce the number of shares issued and outstanding which is more in line with the Company’s current business plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jinmimi Network Inc.

By: /s/ Deng Zhang
Name: Deng Zhang
Title: President

Date:  September 6, 2011